Exhibit 99.1

FOR IMMEDIATE RELEASE

Portman Ridge Finance Corporation Names Jason T. Roos

As Chief Financial Officer

NEW YORK, January 12, 2021 – Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company” or “Portman Ridge”), a business development company, today announced that its Chief Financial Officer (CFO) and Treasurer, Edward (Ted) Gilpin, has communicated his plans to retire and that Jason T. Roos will succeed him as the Company’s CFO, effective March 1, 2021. Mr. Gilpin will remain with the Company through March 1, 2021 to ensure a smooth transition.

“It’s been my pleasure and privilege to serve as Portman Ridge’s CFO and be part of the Company’s transformation through its mergers with OHA Investment Corp., Garrison Capital Inc., and the most recent agreement to merge with Harvest Capital Credit Corporation,” said Mr. Gilpin. “Portman Ridge’s strong financial and competitive positions, and its management by Sierra Crest Investment Management, LLC, an affiliate of BC Partners LLP, make me confident of the Company’s prospects for continued success.”

“Ted became CFO in 2012 when Portman Ridge was internally managed as KCAP Financial, Inc. and has been invaluable in the development and execution of our business strategies,” said Ted Goldthorpe, Chief Executive Officer of Portman Ridge. “During this time, he developed a talented financial and accounting team. I want to thank Ted for being a trusted advisor and business partner, and for his leadership and personal dedication during his time at Portman Ridge.”

“As we continue to grow and execute on our strategic vision, Jason’s years of experience in senior financial leadership roles will be integral to the Portman Ridge management team in 2021 and beyond,” commented Mr. Goldthorpe.

Mr. Roos joined BC Partners LLP in May 2020 and brings nearly 20 years of experience in financial roles, most recently as Credit Product CFO, where he is responsible for the integrity and accuracy of financial reporting and the overall control environment of the credit business. Prior to joining BC Partners, Mr. Roos served in various roles with Wells Fargo & Company from 2011 to 2020, including serving as Controller for Wells Fargo’s investment bank and institutional broker dealer, Wells Fargo Securities. Prior to that, from 2002 to 2011, Mr. Roos provided audit and advisory services to financial institutions at PricewaterhouseCoopers LLP. Mr. Roos earned his B.A. in accounting and finance from the University of Northern Iowa and is a Certified Public Accountant registered in New York, Iowa, and Minnesota.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Portman Ridge’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP.

Portman Ridge’s filings with the Securities and Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Contacts:

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Jason Roos

Jason.Roos@bcpartners.com

(212) 891-2880

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

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